UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 15, 2021, Venus Concept, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with certain investors named therein (collectively, the “Investors”) pursuant to which the Company will issue and sell to the Investors an aggregate of 9,808,418 shares of common stock, par value $0.0001 per share (“Common Stock”), and 3,790,755 shares of nonvoting convertible preferred stock, par value $0.0001 per share (“Nonvoting Preferred Stock”) (the “Private Placement”). The Nonvoting Preferred Stock will convert into shares of Common Stock on a one for one basis upon receipt of a valid conversion notice by the Company from an Investor. The Nonvoting Preferred Stock has no voting rights other than as required by law.

The gross proceeds to the Company from the Private Placement are expected to be $17 million, before offering expenses. Proceeds from the Private Placement will be used to for general working capital purposes.

The Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities issued by the Company pursuant to the Stock Purchase Agreement and to be issued upon conversion of the shares of Nonvoting Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the U.S. Securities and Exchange Commission (the “SEC”), and on similar exemptions under applicable state laws.

Pursuant to the terms of the Stock Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company is required, among other things, to file a shelf registration statement with respect to the shares of Common Stock to be issued to the Investors in the Private Placement and the shares of Common Stock issuable upon conversion of the Nonvoting Preferred Stock with the SEC within 30 days following the closing of the Private Placement. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

In addition, and pursuant to the Stock Purchase Agreement, the Company entered into an investor rights agreement  (the “Investor Rights Agreement”) with Masters Special Situations, LLC, and certain other investors in the Private Placement (collectively, “Masters”), pursuant to which the Company will appoint one nominee of Masters to its Board of Directors (the “Board”), provided that the nominee is (i) qualified and suitable to serve as a member of the Board under all applicable corporate governance policies and guidelines of the Company and the Board and applicable legal, regulatory and stock exchange requirements and (ii) meets the independence requirements of The NASDAQ Global Market and any other stock exchange on which the Common Stock may be listed in the future. The Company will expand the size of its Board, if necessary, to create the vacancy. Masters will maintain the right to nominate a Board member for election or re-election for so long as Masters beneficially owns at least five percent (5%) of the Company’s issued and outstanding Common Stock, as determined in accordance with Rule 13d-3 of the Exchange Act and measured as of the date of mailing of the Company’s proxy statement.

The foregoing description of the Stock Purchase Agreement, the Registration Rights Agreement and Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, the Registration Rights Agreement and the Investor Rights Agreement, respectively, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03	Amendment to Articles of Incorporation of Company or Bylaws; Change in Fiscal Year

On December 14, 2021, the Company filed a Certificate of Designations of Nonvoting Convertible Preferred Stock of Venus Concept Inc. with the Secretary of State of the State of Delaware (the “Certificate of Designation”) creating a new series of authorized preferred stock of the Company designated as the “Nonvoting Convertible Preferred Stock”. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

The Certificate of Designation shall authorize the issuance of up to 5,000,000 shares of Nonvoting Preferred Stock. Each holder of Nonvoting Preferred Stock shall be entitled to receive, with respect to the shares of Nonvoting Preferred held by such holder, if, as and when declared by the Board of Directors of the Company or any duly authorized committee thereof, dividends or distributions of the same amount, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of common stock of the Company into which such Nonvoting Preferred Stock may be converted into.   Except as otherwise required by law, the Nonvoting Preferred Stock does not have voting rights. However, as long as any shares of Nonvoting Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Nonvoting Preferred Stock, (a) increase the authorized number of shares of Nonvoting Preferred Stock; (b) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with, or significantly and adversely affect, the powers, rights or preferences of the Nonvoting Preferred Stock designated hereunder; (c) amend the Certificate of Incorporation or By-laws of the Company, if such amendment would significantly and adversely alter, change or affect the powers, preferences or rights of the holders; or (d) amend or waive any provision of the Certificate of Designation applicable to the holders or the Nonvoting Preferred.  The Nonvoting Preferred Stock does not have a preference upon any liquidation, dissolution or winding- up of the Company. Pursuant to the terms of the Certificate of Designation, the Company is not permitted to issue any shares of Common Stock upon conversion of the Nonvoting Preferred Stock to the extent that the issuance of such shares of Common Stock would result in the Holder exceeding 9.99% of the Company’s then-outstanding shares of Common Stock. Nonvoting Preferred Stock is convertible into shares of Common Stock on a conversion ratio of 1:1 upon receipt of a valid conversion notice by the Company from the Holder.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 15, 2021, the Company issued a press release regarding the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Nonvoting Convertible Preferred Stock
10.1	Stock Purchase Agreement, dated December 15, 2021, by and among Venus Concept Inc., and certain investors listed therein.
10.2	Registration Rights Agreement, dated December 15, 2021, by and between Venus Concept Inc. and certain investors listed therein.
10.3	Investor Rights Agreement, dated December 15, 2021, by and between Venus Concept Inc. and certain investors listed therein
99.1	Press release dated December 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: December 15, 2021	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer